Exhibit 10.4

AMENDMENT TO STOCK OPTION AWARDS

THIS AMENDMENT TO STOCK OPTION AWARDS (this “Amendment”), dated as of July 29, 2010, is made by and among Glowpoint, Inc., a Delaware corporation (the “Company”) and David W. Robinson (the “Grantee”).

Preliminary Statement

WHEREAS, the Company has granted various stock option awards to Grantee from the Company’s 2000 Stock Incentive Plan and the Company’s 2007 Stock Incentive Plan, as amended; and

WHEREAS, certain of those stock option awards have, by their terms, vested but remain unexercised by the Grantee, and such awards are listed on Exhibit A hereof (each, an “Option” and collectively, the “Options”); and

WHEREAS, the Company and the Grantee desire to amend certain provisions of each of the Options as described herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Capitalized Terms.  Capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in the Options.

2. Post-Termination Exercise Period.  The post-termination exercise period of the Options is hereby amended and restated to expire on March 31, 2011.

3. Ratification.  Except as expressly amended hereby, all of the terms, provisions and conditions of each Option are hereby ratified and confirmed in all respects by each party hereto and, except as expressly amended hereby, are, and hereafter shall continue, in full force and effect.

4. Entire Agreement.  This Amendment and each Option, as amended, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, both written and oral, between the parties with respect thereto.

5. Amendments.  No amendment, supplement, modification or waiver of this Amendment shall be binding unless executed in writing by all parties hereto.

6. Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.  Each party shall be entitled to rely on a facsimile signature of any other party hereunder as if it were an original.

7. Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8. Authority.  The Company represents and warrants that the Administrator has approved this Amendment and that the undersigned is duly authorized to execute this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

GLOWPOINT, INC.

By:  __________________________
        Name:
        Title:

______________________________
DAVID W. ROBINSON

EXHIBIT A

Schedule of Stock Option Awards

Grant Date	Option to Acquire Number of Common Shares	Exercise Price Per Share
June 27, 2006	100,000	$0.41
June 25, 2007	100,000	$0.60